ALR Technologies Announces Update to Singapore Migration Merger and GluCurve Pet CGM Commercialization

(September 30, 2022 -- Singapore) ALR Technologies Inc. (“ALRT”) (OTCQB: ALRT), the diabetes management company, is pleased to announce an update with respect to its migration to Singapore. Further to its Form 8-K filed May 20, 2022, and press release issued May 20, 2022, the Registration Statement on Form F-4 filed by its affiliate, ALR Technologies SG Ltd. (“ALRT Singapore”), has been declared effective by the Securities and Exchange Commission (the “SEC”). ALRT anticipates mailing the corresponding prospectus and information statement to its stockholders on or around October 4, 2022. ALRT expects to consummate the previously announced reincorporation merger in which ALRT will become a wholly owned subsidiary of ALRT Singapore as soon as practicable following the required 20-day waiting period subsequent to mailing of the prospectus and information statement, subject to the satisfaction of customary closing conditions, including certain regulatory approvals from FINRA, the OTC Markets Group, ACRA (Singapore), and the Secretaries of State of Nevada and Delaware.

ALRT further announces the proposed distribution agreement between ALRT Singapore and a leading animal health company for the commercialization of the GluCurve Pet CGM previously anticipated in September is now expected to be completed in the fourth quarter of 2022.

“We have a very strong relationship with both our hardware manufacturer and the leading animal health company we’re working with on a distribution agreement for the GluCurve. After much discussion and consideration, we have decided to push back the commercialization date to later in Q4,” explained Joe Stern, Head of Animal Health at ALRT and ALR Singapore. “The GluCurve production line is up and running, but our manufacturer has experienced delays before final testing can occur and our completed distribution agreement can be signed. During this time, we will continue to work closely with our planned partner on marketing content, strategy, and execution of the launch.”

Mr. Stern concludes, “We believe this extra time will contribute to a stronger and more successful launch in the coming months. We have universally received fantastic feedback on both the product and its need in the marketplace, and we look forward to providing more updates in the near future.”

About the GluCurve Pet CGM

The GluCurve Pet CGM is a Continuous Glucose Monitoring System for diabetic cats and dogs, consisting of an Applicator, Sensor, Transmitter, GluCurve App, and Veterinary Web Portal.

The Sensor is located inside the Applicator and once applied to a pet, the Sensor Electrode chemically reacts with glucose in the hypodermic interstitial fluid to generate an electrical signal. The electrical signal is analyzed to generates blood glucose values, which are sent to the GluCurve App where it is displayed for the pet owner and uploaded to the Veterinary Web Portal.

The GluCurve Pet CGM measures glucose levels every 3 minutes for a total of 480 readings each day, for up to 14 days. The monitor is equipped with built in memory that can store all 14 days of data to prevent the loss of readings when the pet owner is away from their pet. In addition, insulin injections and feeding times can be input into the GluCurve App which uploads the data to the Veterinary Web Portal. Inside the Veterinary Web Portal, glucose readings are organized into time saving graphs and

tables with additional features such as glucose curve comparisons and overlays, insulin dose calculators, best practice guidelines, and more.

About ALR Technologies Inc.

ALRT is a data management company that developed the ALRT Diabetes Solution, a comprehensive approach to diabetes care that includes an FDA-cleared and HIPAA compliant diabetes management system that collects data directly from blood glucose meters and continuous glucose monitoring devices, and a patent pending Predictive A1C algorithm to track treatment success between lab reports and an FDA-cleared Insulin Dosing Adjustment program. The overall goal is to optimize diabetes drug therapies to drive improved patient outcomes.

In addition, the animal health division of ALRT has developed the GluCurve Pet CGM, a solution to assist veterinarians better determine the efficacy of insulin treatments and to help to identify the appropriate dose and frequency of administration for companion animals, thereby delivering the same optimization of diabetic drug therapies to pets as to humans.

More information about ALRT can be found at www.alrt.com.

About ALR Technologies SG Ltd.

ALRT Singapore is an affiliate of ALRT and is seeking to commercialize the GluCurve Pet CGM. More Information regarding ALRT Singapore can be found at https://sg.alrt.com.

Cautionary Statement Regarding Forward-Looking Statements

Regarding ALRT Singapore

This news release includes certain “forward-looking statements” as defined under applicable securities legislation. All information and statements contained herein that are not clearly historical in nature constitute forward-looking statements and information, and the words “anticipate”, “estimate”, “believe”, “continue”, “could”, “expect”, “intend”, “plan”, "postulates", "predict", “will”, “may” or similar expressions suggesting future conditions or events, or the negative of these terms, are generally intended to identify forward-looking information. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such risks include all risks and uncertainties expressed in the cautionary statements and risk factors in the Registration Statement on Form F-4 filed by ALRT Singapore with the SEC on September 15, 2022, other risks and uncertainties listed from time to time in documents filed with the SEC, and the following factors: ALRT Singapore’s operation as a development-stage company with limited operating history and a history of operating losses; the need for substantial additional funding to continue the development of ALRT Singapore’s product candidates before it can expect to become profitable from sales of its products and the possibility that it may be unable to raise additional capital when needed; the outcome of ALRT Singapore’s review of strategic options and of any action that it may pursue as a result of such review; the chance that ALRT Singapore may become exposed to costly and damaging liability claims resulting from the testing of its product candidates in the clinic or in the commercial stage; the chance that ALRT Singapore’s clinical trials may not be completed on schedule, or at all, as a result of factors

such as delayed enrollment or the identification of adverse effects; uncertainty surrounding whether any of ALRT Singapore's product candidates will receive the regulatory approval necessary for commercialization; if ALRT Singapore's product candidates obtain regulatory approval, its product candidates being subject to expensive, ongoing obligations and continued regulatory overview; enacted and future legislation may increase the difficulty and cost for ALRT Singapore to obtain marketing approval and commercialization; dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies; ALRT Singapore's products may not gain market acceptance, in which case ALRT Singapore may not be able to generate product revenues; ALRT Singapore's reliance on its current strategic relationships and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions; ALRT Singapore's reliance on third parties to conduct its non-clinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates; ALRT Singapore's ability to obtain, maintain and protect its intellectual property rights and operate its business without infringing or otherwise violating the intellectual property rights of others; ALRT Singapore's ability to comply with the requirements under applicable loan facilities, including repayment of amounts currently outstanding and overdue, and amounts outstanding when due; ALRT Singapore's ability to qualify for quotation and remain on the OTCQB as a trading market for its common stock; the chance that certain intangible assets related to ALRT Singapore's product candidates will be impaired; the occurrence of any event, change or other circumstances that could give rise to the right of ALRT Singapore or ALRT to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against ALRT Singapore or ALRT; the failure to satisfy any of the remaining conditions to the closing of or otherwise consummate the reincorporation merger on a timely basis or at all; the possibility that the anticipated benefits of the reincorporation merger are not realized when expected or at all, including as a result of the impact of, or problems arising as a result of the strength of the economy and competitive factors in the areas where ALRT Singapore and ALRT do business; the possibility that the reincorporation merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the reincorporation merger. ALRT Singapore can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and ALRT Singapore does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Regarding ALRT

With respect to ALRT, stockholders are cautioned that any forward-looking statements that relate to time periods before the closing of the reincorporation merger, as identified through the use of words or phrases as noted above, including statements regarding the expected timing of the closing of the reincorporation merger, are subject to risks, assumptions and uncertainties that are difficult to predict. Although ALRT believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the

"Risk Factors" referenced in ALRT's definitive information statement related to the reincorporation merger and filed with the SEC on September 29, 2022, and its other SEC filings, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: the occurrence of any event, change or other circumstances that could give rise to the right of ALRT Singapore or ALRT to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against ALRT Singapore or ALRT; and the failure to satisfy any of the remaining conditions to the closing of the reincorporation merger on a timely basis or at all. The forward-looking statements are made as of the date of this communication, and ALRT does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Important Additional Information

This news release is being made in respect of the pending reincorporation merger involving ALRT and ALRT Singapore. As described above, in connection with the pending reincorporation merger ALRT Singapore filed with the SEC a Registration Statement on Form F-4, which has been declared effective by the SEC (the "Registration Statement"), which included a preliminary information statement of ALRT and a prospectus of ALRT Singapore (the "Information Statement/Prospectus"). It is anticipated that the definitive Information Statement/Prospectus will be mailed or otherwise delivered to the stockholders of ALRT on or about October 4, 2022. **Stockholders are urged to read the Registration Statement and Information Statement/Prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.**

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Stockholders are able to obtain a free copy of the Registration Statement and Information Statement/Prospectus, as well as other filings containing information about ALRT and ALRT Singapore, without charge, at the SEC's website (http://www.sec.gov). Copies of the Registration Statement and Information Statement/Prospectus and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to ALR Technologies Inc., 7400 Beaufont Springs Drive, Suite 300, Richmond, Virginia 23225, Attention: Corporate Secretary.

Contact Information

ALR Technologies Inc.

Investor Contact
Email Investor Relations: ir@alrt.com
Email Animal Health Inquiries: animalhealth@alrt.com
Phone US: +1 804 554 3500
Phone Singapore: +65 3129 2924

ALR Technologies SG Ltd.

Investor Contact
Email Investor Relations: ir@alrt.com
Email Animal Health Inquiries: animalhealth@alrt.com
Phone US: +1 804 554 3500
Phone Singapore: +65 3129 2924